    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2000
                    INVESTMENT COMPANY ACT FILE NO. 811-4800
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM N-2

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 15

                 DRESDNER RCM GLOBAL STRATEGIC INCOME FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                Four Embarcadero Center, San Francisco, CA 94111
                    (Address of Principal Executive Offices)

                                  (415)954-5400
              (Registrant's Telephone Number, including Area Code)

                               Robert J. Goldstein
                 Dresdner RCM Global Strategic Income Fund, Inc.
                             Four Embarcadero Center
                             San Francisco, CA 94111
                     (Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. __


It is proposed that this filing will become effective (check appropriate box) ___ when declared effective pursuant to section 8(c)



If appropriate, check the following box:
___ this post effective amendment designates a new effective date for a previously filed post-effective amendment.
___ this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act registration statement number of the earlier effective registration statement for the same offering is -____.

                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS


         Amended and Restated By-laws, as adopted August 24, 2000 by the Registrant's Board of Directors, is filed herewith as Exhibit 2.a. Old
Exhibit 2.a. is hereby deleted.


                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California, on the 13th day of September 2000.



                                       DRESDNER RCM GLOBAL STRATEGIC
                                       INCOME FUND, INC.



                                       By:/s/ Robert J. Goldstein
                                              Robert J. Goldstein
                                              Secretary

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION                                METHOD OF FILING

2.a.                Amended and Restated By-laws               Filed Herewith.